Exhibit g(6)

APPENDIX B

TO

CUSTODIAN AGREEMENT

BETWEEN

THE CHASE MANHATTAN BANK

AND

EACH OF THE INVESTMENT

COMPANIES LISTED ON APPENDIX "A" THERETO

DATED AS OF September 23, 2002

The following is a list of Additional Custodians, Special Subcustodians, Foreign Subcustodians and Eligible Securities Depositories under the Custodian Agreement dated as of July 1, 2001 (the "Custodian Agreement"):

A.	ADDITIONAL CUSTODIANS:
	CUSTODIAN	PURPOSE
	BANK OF NEW YORK	FICASH
FITERM
B.	SPECIAL SUBCUSTODIANS:
	SUBCUSTODIAN	PURPOSE
	BANK OF NEW YORK	FICASH
	CITIBANK, N.A.	GLOBAL BOND CERTIFICATES*
C.	FOREIGN SUBCUSTODIANS:

*Citibank, N.A. will act as Special Subcustodian with respect to global bond certificates for the following portfolios only: Fidelity Advisor Series VIII: Fidelity Advisor Emerging Markets Income Fund; Fidelity Investment Trust: Fidelity New Markets Income Fund.

Country	Foreign Subcustodian	Eligible securities depositories
Argentina	JPMorgan Chase Bank, Buenos Aires	Caja de Valores, S.A.

Australia	JPMorgan Chase Bank, Sydney	Austraclear Limited

RITS

The Clearing House Electronic
Sub-register System

Austria	Bank Austria AG, Vienna	Osterreichsche Kontrollbank
Aktiengesellschaft (OEKB)

Bahrain	HSBC Bank of the Middle East, Manama	None

Bangladesh	Standard Chartered Bank, Dhaka	None

Belgium	Fortis Bank, N.V.	Caisse Interprofessionnelle
	Brussels	de Depot et de Virement de
Titres (CIK)
Banque Nationale de Belgique

Bermuda	The Bank of Bermuda, Limited	None
Hamilton

Botswana	Barclays Bank of Botswana Ltd.,	None
Gaborone

Brazil	Citibank, N.A., Sao Paulo	Bolsa de Valores de Sao Paulo
(BOVESPA/CALISPA);
Companhia Brasleira de Liquidacao e Custodia

	BankBoston, N.A., Sao Paulo	Rio de Janeiro Stock Exchange
(BVRJ)
Companhia Brasileira de Liquidacao
e Custodia

Bulgaria	ING Bank N.V., Sofia	Central Depository AD, Bulgarian
National Bank

Canada	Canada Imperial Bank of Commerce,	Canadian Depository for
	Toronto	Securities Ltd. (CDS)
Royal Bank of Canada

Chile	Citibank, N.A., Santiago	Deposito Central de Valores, S.A.

China-Shanghai	Hongkong & Shanghai Banking	Shanghai Securities Central
	Corp., Ltd., Shanghai	Clearing & Registration Corp.
(SSCCRC)

China- Shenzhen	Hongkong & Shanghai Banking	Shenzhen Securities Central
	Corp., Ltd., Shenzhen	Clearing Co (SSCC)

Colombia	Cititrust Colombia S.A., Sociedad Fiduciaria,	Deposito Central de Valores
Bogota
Deposito Centralizado de Valores
(DECEVAL)
Croatia	Privredna banka Zagreb d.d. Savska c.28

Cyprus	The Cyprus Popular Bank Ltd	None

Czech Republic	Ceskoslovenska Obchodni Banka, A.S., Prague	Securities Center (SCP)
ING Bank N.V., Prague

Denmark	Danske Bank A/S, Copenhagen	Vaerdipapircentralen-VP Center

Ecuador	Citibank, N.A., Quito	None

Egypt	National Bank of Egypt, Cairo	Misr for Clearing, Settlement and
Depository
Estonia	Hansabank

Finland	Nordia Bank Finland Plc	Central Share Register of
Finland (CSR)

France	BNP Paribas Securities Services S.A.	SICOVAM
Credit Agricole Indosuez, Paris
Societe Generale

Germany	Dresdner Bank A.G., Frankfurt	Deutsche Borse Clearing (DBC)

Ghana	Barclays Bank of Ghana Ltd., Accra	None

Greece	HSBC Bank plc, Athens	The Central Securities Depository
(Apothetirio Titlon, A.E.)
Bank of Greece

Hong Kong	Hongkong & Shanghai Bank Corp., Ltd.,	Central Clearing & Settlement
	Hong Kong	System (CCASS)
The Central Money Markets Unit

Hungary	Citibank Budapest Rt., Budapest	Central Depository & Clearing House
(Budapest) Ltd. (KELER Ltd.)

Iceland	Islandsbanki-FBA

India	Deutsche Bank AG, Mumbai	National Securities Depository

Limited (NSDL)
	Hongkong & Shanghai Banking Corp. Ltd.,	Central Depository Services (India) Limited (CDSL)
Standard Chartered Bank, Mumbai

Indonesia	Hongkong & Shanghai Banking Corp. Ltd.,	PT Kustodian Sentral Efek Indonesia
Jakarta

Ireland	Bank of Ireland, Dublin	The CREST System
	Allied Irish Bank PLC, Dublin	Bank of Ireland Securities Settlement
Office

Israel	Bank Leumi Le-Israel, B. M., Tel Aviv	Tel Aviv Stock Exchange
(TASE) Clearinghouse Ltd.

Italy	BNP Paribas Securities Services S.A., Milan	Monte Titoli S.p.A.
Banca d'Italia

Ivory Coast	Societe Generale de Banques en
	Cote d'Ivoire, Abidjan	None

Jamaica	CIBC Trust and Merchant Bank Jamaica Limited

Japan	Mizuho Corporate Bank, Limited, Tokyo	Japan Securities
Depository Center (JASDEC)
	Bank of Tokyo-Mitsubishi Ltd., Tokyo	Bank of Japan

Jordan	Arab Bank, PLC, Amman	None

Kazakhstan	ABN AMRO Bank Kazakhstan

Kenya	Barclays Bank of Kenya Ltd., Nairobi	None

Latvia	Hansabanka

Lebanon	The British Bank of the Middle East (BBME)	Midclear

Luxembourg	Banque Generale du Luxembourg	None

Malaysia	HSBC Bank Malaysia Berhad	Malaysian Central Depository
Sdn. Bhd. (MCD)

Mauritius	Hongkong & Shanghai Banking Corp. Ltd.,	Central Depository & Settlement Co.,
	Port Louis	Ltd. (CDS)

Mexico	Banco J.P. Morgan, S.A. Mexico,	Institucion para el Deposito de
Valores-S.D. INDEVAL, S.A.
	Banco Nacional de Mexico, S.A.	de C.V.

Morocco	Banque Commerciale du Maroc,	MAROCLEAR
Casablanca

Namibia	Standard Bank Namibia Ltd., Windhoek	None

Netherlands	ABN-AMRO, Bank N.V.,	Nederlands Centraal Instituut
	Amsterdam	voor Giraal Effectenverkeer
	Fortis Bank (Nederland) N.V.	BV (NECIGEF); KAS Associatie,
N.V. (KAS)

New Zealand	National Nominees Ltd., Auckland	New Zealand Central Securities
Depository Limited (NZCSD)

Nigeria	Stanbic Bank Nigeria Limited

Norway	Den norske Bank ASA, Oslo	Verdipapirsentralen, The Norwegian
Registry of Securities (VPS)

Oman	HSBC Bank Middle East	Muscat Securities Market

Pakistan	Citibank, N. A., Karachi	Central Depository
Company of Pakistan (CDC)
Standard Chartered Bank, Karachi
Deutsche Bank AG, Karachi

Peru	Citibank, N.A., Lima	Caja de Valores (CAVALI, S.A.)

Philippines	Hongkong & Shanghai Banking	The Philippines Central Depository,
	Corp., Ltd., Manila	Inc.

Poland	Bank Handlowy W. Warzawie, S.A., Warsaw	National Depository of Securities

Portugal	Banco Espirito Santo, S.A., Lisbon	Central de Valores Mobiliaros
(Interbolsa)

The Central Treasury Bills Registrar

Romania	ING Bank N.V., Bucharest	National Company for Clearing,
Settlement & Depository
for Securities (SNCDD)
Bucharest Stock Exchange (BSE)

Russia	J.P. Morgan Bank International, Moscow	Rosvneshtorgbank (VTB)
ING Bank (Eurasia) ZAO

Singapore	Standard Chartered Bank, Singapore	Central Depository (Pte) Ltd. (CDP)
Singapore Government Securities Book-entry System

Slovak Republic	Ceskoslovenska Obchodna, Banka, A.S.	Stredisko Cennych Papierov (SCP)
Bratislava

Slovenia	Bank Austria Creditanstalt d.d., Ljubljana	Central Klirnisko Depotna Druzba
d.d. (KDD)

South Africa	Standard Bank of South Africa, Ltd.,	The Central Depository Limited
STRATE

South Korea	Hongkong & Shanghai Banking Corp., Ltd.	Korean Securities Depository
	Seoul	(KSD)
Standard Chartered Bank, Seoul

Spain	J.P. Morgan Bank, S.A., Madrid	Servicio de Compensacion y
Liquidacion de Valores (SCLV)
Banco de Espana

Sri Lanka	Hongkong & Shanghai Banking Corp. Ltd.,	Central Depository System
	Colombo	(Pvt) Limited (CDS)

Sweden	Skandinaviska Enskilda Banken, Stockholm	Vardepappercentralen,
The Swedish Central Securities
Depository

Switzerland	UBS AG, Zurich	Schweizerische Effekten-
Giro A.G. (SEGA)

Taiwan	JPMorgan Chase Bank, Taipei	Taiwan Securities Central
Depository Co., Ltd. (TSCD)
Hongkong & Shanghai Banking Corp., Ltd.
Taipei

Thailand	Standard Chartered Bank, Bangkok	Thailand Securities Depository
Company Limited (TSD)

Tunsia	Banque Internationale Arabe de Tunisie, S.A.

Turkey	JPMorgan Chase Bank, Istanbul	Takas ve Saklama A.S. (TvS)
Central Bank of Turkey

Ukraine	ING Bank Ukraine

U.A.E.	HSBC Bank Middle East

United Kingdom	JPMorgan Chase Bank, London	The CREST System
Central Gilts Office
Central Moneymarkets Office

Uruguay	BankBoston, N.A., Montevideo	None

Venezuela	Citibank, N.A., Caracas	Central Bank of Venezuela

Vietnam	The Hongkong and Shanghai Banking Corporation Limited

Zambia	Barclays Bank of Zambia Ltd., Lusaka	Lusaka Stock Exchange

Zimbabwe	Barclays Bank of Zimbabwe Ltd., Harare	None
EACH OF THE INVESTMENT COMPANIES LISTED ON
APPENDIX "A" TO THE CUSTODIAN AGREEMENT,
ON BEHALF OF EACH OF THEIR RESPECTIVE PORTFOLIOS
By: /s/John Costello
Name: John Costello
Title: Assistant Treasurer